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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

                             (As of April 30, 2004)


                                            State or Jurisdiction
      Subsidiaries                            of Incorporation
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After The Fall Products, Inc.             Ohio
J.M. Smucker (Pennsylvania), Inc.         Pennsylvania
The Diskinson Family, Inc.                Ohio
Henry Jones Foods Pty. Ltd.               Victoria, Australia
Juice Creations Co.                       Ohio
Knudsen & Sons, Inc.                      Ohio
Smucker Quality Beverages,Inc.            California
Mary Ellen's, Incorporated                Ohio
Smucker Holdings, Inc.                    Ohio
Santa Cruz Natural Incorporated           California
Smucker Australia, Inc.                   Ohio
JM Smucker (Canada), Inc.                 Ontario, Canada
Smucker Latin America, Inc.               Ohio
J.M. Smucker de Mexico, S.A. de C.V.      Mexico (Domesticated in Delaware)
Smucker Hong Kong Limited                 Hong Kong, People's Republic of China
Smucker U.K. Inc.                         Ohio
Alternative Attitudes, Inc.               Ohio
Sunberry Farms, Inc.                      Ohio
Rocket Juice Company                      California
Smucker Direct, Inc.                      Ohio
Simply Smucker's, Inc.                    Ohio
JM Smucker (Scotland) Limited             Scotland
Smucker do Brasil Ltda.                   Sao Paulo, Brazil
Hallco No. 39 Pty. Ltd.                   Victoria, Australia
Smucker Fruit Processing Company          California
J.M. Smucker LLC                          Ohio Limited Liability Company